EXHIBIT 99.1
                                                                    ------------




FOR IMMEDIATE RELEASE
---------------------

For:  MAF Bancorp, Inc.                     Contact:   Jerry A. Weberling,
      55th Street & Holmes Avenue                      Chief Financial Officer
      Clarendon Hills, IL 60514                        Michael J. Janssen,
                                                       Senior Vice President
      www.mafbancorp.com                               (630) 325-7300

                       MAF BANCORP, INC. TO PARTICIPATE IN
                  MIDWEST 2003 SUPER-COMMUNITY BANK CONFERENCE

Clarendon Hills, Illinois, February 24, 2003 - MAF Bancorp, Inc. (MAFB), announced that it will be participating in the Midwest 2003 Super-Community Bank Conference to be held in Chicago, IL on February 25-26, 2003. The conference will be broadcast on the Internet at www.super-communitybanking.com and will also be available through MAF's website at www.mafbancorp.com. Through the websites, interested investors will have the opportunity to hear the presentation by Allen Koranda, Chairman and CEO of MAF Bancorp and Kenneth Koranda, President of MAF Bancorp, which is scheduled to be delivered on Wednesday, February 26, 2003 at 8:00 a.m. Central Time. The presentation will also be available on the websites for approximately thirty days following the conference.

MAF Bancorp is the parent company of Mid America Bank, a federally chartered stock savings bank. The Bank operates a network of 34 retail banking offices primarily in Chicago and its western suburbs. The Company's common stock trades on the Nasdaq Stock Market under the symbol MAFB.

                                       ###